UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 18, 2006, Torvec, Inc. announced that it had been engaged by the National Aeronautics and Space Administration (NASA)to conduct a feasibility study as to the integration of six of Torvec’s IVTs & IsoTorque™ differentials into the next generation Lunar Rover.

The complete text of Torvec's press release is as follows:

One Giant Leap for Torvec

During fall of this year, the National Aeronautics and Space Administration (NASA) contacted Torvec Inc., to request a visit to the Johnson Space Center in Houston, for the purpose of consulting on drive-line products. Torvec representatives were given amazing access to the facilities at JSC, and were appreciative of the respect, attentiveness and insight given to them by the personnel at NASA.

At the conclusion of the presentations, NASA engaged Torvec to conduct a feasibility study as to the integration of six of Torvec’s IVTs & IsoTorque™ differentials into the next generation Lunar Rover. This is part of NASA’s planed return to the Moon and permanent lunar settlement. Torvec will be responsible for a proposal for the integration of the IVT and IsoTorque™ differential and functional units for NASA inspection and testing.

Torvec is excited for the potential of this project and we feel confident that we will meet and exceed the requirements NASA has set forth.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

December 18, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO